Exhibit 3.2

BYLAWS

OF

BCE MERGER SUB, INC.

a Minnesota Corporation

ARTICLE 1

OFFICES

1.1 Principal Office; Other Offices. The principal office of the Company will be located in the State of Minnesota. The Company may have such other offices, either within or without the State of Minnesota, as the Board of Directors may designate or as the business of the Company may require from time to time.

1.2 Registered Office. The registered office of the Company required by Chapter 302A, Minnesota Statutes, to be maintained in the State of Minnesota may be, but need not be, identical with the principal office in the State of Minnesota, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE 2

MEETINGS OF SHAREHOLDERS

2.1 Regular Meetings. Regular meetings of the shareholders of the Company entitled to vote will be held on an annual or other less frequent basis as determined by the Board of Directors or by the President; provided, that if a regular meeting has not been held during the immediately preceding 15 months, a shareholder or shareholders holding 3% or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written notice of demand given to the President or Treasurer of the Company. At each regular meeting, the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, will elect qualified successors for directors who serve for an indefinite term or for directors whose terms have expired or are due to expire within six months after the date of the meeting, and will transact such other business as may come before the meeting. No meeting will be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all the shareholders entitled to vote are present in person, by proxy or by means of remote communication and none of them objects to such designation.

2.2 Special Meetings. Special meetings of the shareholders entitled to vote may be called at any time by the Chairman of the Board, the President, the Treasurer, two or more directors, or a shareholder or shareholders holding 25% or more of the voting power of all shares entitled to vote who demand such special meeting by giving written notice of demand to the President or the Treasurer specifying the purposes of the meeting.

2.3 Meetings Held Upon Shareholder Demand. Within 30 days after receipt by the President or the Treasurer of a demand from any shareholder or shareholders entitled to call a regular or special meeting of shareholders, the Board of Directors will cause such meeting to be called and held on notice no later than 90 days after receipt of such demand. If the Board of Directors fails to cause such a meeting to be called and held, the shareholder or shareholders making the demand may call the meeting by giving notice as provided in Section 2.5 hereof at the expense of the Company.

2.4 Place of Meetings. Meetings of the shareholders will be held at the principal executive office of the Company or at such other place, within or without the State of Minnesota, as is designated by the Board of Directors, except that a regular or special meeting called by or at the demand of a shareholder will be held in the county where the principal executive office of the Company is located. Notwithstanding the foregoing, the Board of Directors may determine that a regular or special meeting of shareholders may be held solely by means of remote communication in accordance with Section 2.7 below.

2.5 Notice of Meetings. Except as otherwise specified in Section 2.6 or required by law, a written notice setting out the place, date and hour of any regular or special meeting will be given to each holder of shares entitled to vote not less than ten days nor more than 60 days prior to the date of the meeting; provided, that notice of a meeting at which there is to be considered a proposal (a) to dispose of all, or substantially all, of the property and assets of the Company or (b) to dissolve the Company will be given to all shareholders of record, whether or not entitled to vote; provided, further, that notice of a meeting at which there is to be considered a proposal to adopt a plan of merger or exchange will be given to all shareholders of record, whether or not entitled to vote, at least 14 days prior thereto. Notice of any special meeting will state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings will be confined to the purposes stated in the notice. Notice of a meeting may be given in a form of electronic communication consented to by the shareholder to whom the notice is given and is effective when directed to the shareholder in a manner to which the shareholder has consented. If notice is given by a posting on an electronic network, a separate notice must be given to the shareholder of the specific posting, and notice is deemed given on the later of the posting or the giving of the separate notice. Consent by a shareholder to notice by electronic communication may be given in writing or by authenticated electronic communication.

2.6 Waiver of Notice. A shareholder may waive notice of any meeting before, at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by a shareholder is a waiver of notice of that meeting unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not be lawfully considered at such meeting and does not participate in the consideration of the item at such meeting.

2.7 Shareholder Meetings Held Solely by Means of Remote Communications. If determined by the Board of Directors, a regular or special meeting of shareholders may be held solely by any combination of means of remote communication through which the shareholders may participate in the meeting, if notice of the meeting is given to every holder of shares entitled to vote, and if the number of shares held by the shareholders participating in the meeting would be sufficient to constitute a quorum at a meeting. Participation by a shareholder by that means constitutes presence at the meeting in person or by proxy if all the other requirements of applicable to proxies are met. The Company will implement reasonable measures to verify that each shareholder deemed present by means of remote communication and entitled to vote at the shareholder meeting is a shareholder and to provide each shareholder participating by means of remote communication with a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders.

2.8 Participation in Shareholder Meetings by Remote Communication. If determined by the Board of Directors and provided the Company implements the measures described in the last sentence of Section 2.7, a shareholder not physically present in person or by proxy at a regular or special meeting of shareholders may, by means of remote communication, participate in a meeting of shareholders held at a designated place. Participation by a shareholder by that means constitutes presence at the meeting in person or by proxy if all the other requirements applicable to proxies are met.

2.9 Quorum and Adjourned Meeting. The holders of a majority of the voting power of the shares entitled to vote at a meeting, represented either in person or by proxy, will constitute a quorum for the transaction of business at any regular or special meeting of shareholders. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum. In case a quorum is not present at any meeting, those present will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until holders of the requisite voting power of the shares entitled to vote are represented. At such adjourned meeting at which the required amount of shares entitled to vote are represented, any business may be transacted that might have been transacted at the original meeting.

2.10 Voting; Acts of the Shareholders. At each meeting of the shareholders, every shareholder having the right to vote will be entitled to vote in person, by proxy duly appointed by an instrument in writing subscribed by such shareholder or, if determined by the Board of Directors, by means of remote communication. Each shareholder will have one vote for each share having voting power standing in each shareholder’s name on the books of the Company except as may be otherwise provided in the terms of the share. Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting will be by ballot. All elections for directors will be decided by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present, unless otherwise provided in the Articles of Incorporation. All questions will be decided by a majority vote of the voting power of the shares entitled to vote and represented at any meeting at which there is a quorum except in such cases as is otherwise required by statute or the Articles of Incorporation. Except as provided herein, a holder of shares entitled to vote may vote any portion of the shares in any way the shareholder chooses. If a shareholder votes without designating the proportion or number of shares voted in a particular way, the shareholder shall be deemed to have voted all of the shares in that way.

2.11 Action Without a Meeting. An action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by all of the shareholders entitled to vote on that action (or such lesser number of shareholders as may be permitted by the Articles of Incorporation).

ARTICLE 3

DIRECTORS

3.1 General Powers. The business and affairs of the Company will be managed by or under the direction of a Board of Directors.

3.2 Number, Term and Qualifications. The Board of Directors will consist of one or more natural persons. The number of members of the first Board of Directors (if not named in the Articles of Incorporation) will be determined by the incorporators or shareholders. Thereafter, at each regular meeting, the shareholders will determine the number of directors; provided, that between regular meetings the authorized number of directors may be increased or decreased by the shareholders or, subject to Section 302A.223, by the Board of Directors. Unless fixed terms have been provided for in the Articles of Incorporation or these Bylaws, each director will serve for an indefinite term that expires at the next regular meeting of shareholders, and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, disqualification, or removal as provided by statute. A fixed term of a director shall not exceed five years.

3.3 Vacancies. Vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining members of the Board of Directors, though less than a quorum; provided, that newly created directorships resulting from an increase in the authorized number of directors will be filled by the affirmative vote of a majority of the directors serving at the time of such increase. Persons so elected will be directors until their successors are elected by the shareholders, who may make such election at the next regular or special meeting of the shareholders.

3.4 Quorum; Acts of the Board of Directors. A majority of the directors currently holding office will constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum. Except as otherwise required by law or the Articles of Incorporation, the acts of a majority of the directors present at a meeting at which a quorum is present will be the acts of the Board of Directors.

3.5 Board Meetings; Place and Notice. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate or by any means described in Section 3.6 below. In the absence of designation by the Board of Directors, meetings of the Board of Directors will be held at the principal executive office of the Company, except as may be otherwise unanimously agreed orally, or in writing, or by attendance. Any director may call a Board of Directors meeting by giving 48 hours’ notice to all directors of the date and time of the meeting. The notice need not state the purpose of the meeting, and may be given by mail or in person or by any form of electronic communication by which the director has consented to receive notice. If a meeting schedule is adopted by the Board of Directors, or if the date and time of a Board of Directors meeting has been announced at a previous meeting, no notice is required.

3.6 Board Meetings Held Solely by Means of Remote Communication. Any meeting among directors may be conducted solely by one or more means of remote communication through which all of the directors may participate with each other during the meeting, if the notice is given of the meeting as required by Section 3.5, and if the number of directors participating in the meeting is sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence at the meeting.

3.7 Participation in Board Meetings by Means of Remote Communication. A director may participate in a Board of Directors meeting by means of conference telephone or, if authorized by the Board of Directors, by such other means of remote communication, in each case through which the director, other directors so participating, and all directors physically present at the meeting may participate with each other during the meeting. Participation in a meeting by that means constitutes presence at the meeting.

3.8 Waiver of Notice. A director may waive notice of any meeting before, at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by a director is a waiver of notice of that meeting unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

3.9 Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a Board of Directors meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition will be counted as a vote in favor of or against the proposal and will be entered in the minutes of the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

3.10 Compensation. Directors who are not salaried officers of the Company will receive such fixed sum and expenses per meeting attended or such fixed annual sum or both as determined from time to time by resolution of the Board of Directors. Nothing herein contained will be construed to preclude any director from serving this Company in any other capacity and receiving proper compensation therefor.

3.11 Chairman of the Board. The Board of Directors may elect or appoint a Chairman of the Board who, if elected or appointed, will preside at all meetings of the shareholders and of the Board of Directors and shall perform such other duties as shall be prescribed by the Board of Directors; provided, however, that the Chairman of the Board shall not be deemed an officer of the Company.

3.12 Action Without Meeting. Any action of the Board of Directors or any committee of the Board of Directors that may be taken at a meeting thereof may be taken without a meeting if authorized by a written action signed or consented to by authenticated electronic communication, by all of the directors (or such lesser number of directors as may be permitted by the Articles of Incorporation), or by all of the members of such committee, as the case may be.

3.13 Committees. The Board of Directors may, by resolution approved by affirmative vote of a majority of the Board of Directors, establish committees having the authority of the Board of Directors in the management of the business of the Company only to the extent provided in the resolution. Committees may include a special litigation committee consisting of one or more independent directors or other independent persons to consider legal rights or remedies of the Company and whether those rights and remedies should be pursued. Each such committee will consist of one or more natural persons (who need not be directors) appointed by the affirmative vote of a majority of the directors present, and will, other than special litigation committees, be subject at all times to the direction and control of the Board of Directors. A majority of the members of a committee present at a meeting will constitute a quorum for the transaction of business. Committee meetings may be held solely by means of remote communication and committee members may participate in meetings by means of remote communication to the same extent as permitted for meetings of the Board of Directors.

ARTICLE 4

OFFICERS

4.1 Number and Designation. The Company will have one or more natural persons exercising the functions of the offices of President and Treasurer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the Company including, but not limited to, one or more Vice Presidents and a Secretary, each of whom will have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board of Directors. Any of the offices or functions of those offices may be held by the same person.

4.2 Election, Term of Office and Qualification. At the first meeting of the Board of Directors following each election of directors, the Board of Directors will elect officers, who will hold office until the next election of officers or until their successors are elected or appointed and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the directors present (without prejudice, however, to any contract rights of such officer).

4.3 Resignation. Any officer may resign at any time by giving written notice to the Company. The resignation is effective when notice is given to the Company, unless a later date is specified in the notice, and acceptance of the resignation will not be necessary to make it effective.

4.4 Vacancies in Office. If there be a vacancy in any office of the Company, by reason of death, resignation, removal or otherwise, such vacancy may, or in the case of a vacancy in the office of President or Treasurer will, be filled for the unexpired term by the Board of Directors.

4.5 President. Unless provided otherwise by a resolution adopted by the Board of Directors, the President (a) will have general active management of the business of the Company; (b) will, when present and in the absence of the Chairman of the Board, preside at all meetings of the shareholders and Board of Directors; (c) will see that all orders and resolutions of the Board of Directors are carried into effect; (d) will sign and deliver in the name of the

Company any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Company, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation, these Bylaws or the Board of Directors to some other officer or agent of the Company; (e) may maintain records of and certify proceedings of the Board of Directors and shareholders; and (f) will perform such other duties as may from time to time be assigned to the President by the Board of Directors.

4.6 Treasurer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Treasurer (a) will keep accurate financial records for the Company; (b) will deposit all monies, drafts and checks in the name of and to the credit of the Company in such banks and depositories as the Board of Directors designates from time to time; (c) will endorse for deposit all notes, checks and drafts received by the Company as ordered by the Board of Directors, making proper vouchers therefor; (d) will disburse corporate funds and issue checks and drafts in the name of the Company, as ordered by the Board of Directors; (e) will render to the President and the Board of Directors, whenever requested, an account of all transactions undertaken as Treasurer and of the financial condition of the Company; (f) will perform such other duties as may be prescribed by the Board of Directors or the President from time to time; and (g) if required by the Board of Directors, give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

4.7 Vice President. Each Vice President will have such powers and will perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors. In the event of absence or disability of the President, the Board of Directors may designate a Vice President or Vice Presidents to succeed to the power and duties of the President.

4.8 Secretary. Unless otherwise determined by the Board of Directors, the Secretary will be secretary of and attend all meetings of the shareholders and Board of Directors, and may record the proceedings of such meetings in the minute book of the Company and, whenever necessary, certify such proceedings. The Secretary will give proper notice of meetings of shareholders and will perform such other duties as may be prescribed by the Board of Directors or the President from time to time.

4.9 Delegation. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board of Directors may delegate in writing some or all of the duties and powers of such officer to other persons.

ARTICLE 5

INDEMNIFICATION

The Company shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with the Company in accordance with, and to the fullest extent provided by, the provisions of Minnesota Statutes, Section 302A.521.

ARTICLE 6

SHARES AND THEIR TRANSFER

6.1 Certificates of Stock. Shares of the Company’s stock may be certificated, uncertificated, or a combination thereof. A certificate representing shares of the Company will be in such form as the Board of Directors may prescribe, certifying the number of shares of stock of the Company owned by such shareholder. Each certificate shall contain on its face the name of the Company, a statement that the Company is incorporated under the laws of the State of Minnesota, the name of the person to whom it is issued, the number and class of shares, and the designation of the series, if any, that the certificate represents. The certificates for such stock will be numbered (separately for each class) in the order in which they are issued and will, unless otherwise determined by the Board of Directors, be signed by the President, or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, or any other officer of the Company. A signature upon a certificate may be a facsimile. Certificates on which a facsimile signature of a former officer, transfer agent or registrar appears may be issued with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

If the Articles of Incorporation establish more than one class or series of shares or authorize the Board of Directors to establish classes or series of shares, all certificates representing such shares shall set forth on the face or back of the certificate or shall state that the Company will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series.

6.2 Share Register. As used in these Bylaws, the term “shareholder” means the person, firm or Company in whose name outstanding shares of capital stock of the Company are currently registered on the stock record books of the Company. The Company will keep, at its principal executive office or at another place or places within the United States determined by the Board of Directors, a share register not more than one year old containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. The Company will also keep at its principal executive office or at another place or places within the United States determined by the Board of Directors, a record of the dates on which certificates representing shares were issued. Every certificate surrendered to the Company for exchange or transfer will be cancelled and no new certificate or certificates will be issued in exchange for any existing certificate until such existing certificate have been so cancelled (except as provided for in Section 6.4).

6.3 Transfer of Shares. Transfer of shares on the books of the Company may be authorized only by the shareholder named in the certificate (or the shareholder’s legal representative or duly authorized attorney-in-fact) and upon surrender for cancellation of the certificate or certificates for such shares. The shareholder in whose name shares of stock stand on the books of the Company will be deemed the owner thereof for all purposes as regards the Company; provided, that when any transfer of shares is made as collateral security and not absolutely, such fact, if known to the Company or to the transfer agent, will be so expressed in the entry of transfer; provided, further, that the Board of Directors may establish a procedure whereby a shareholder may certify that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners.

6.4 Lost Certificate. Any shareholder claiming a certificate of stock to be lost or destroyed must make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and must, if the Board of Directors so requires, give the Company a bond of indemnity in form and with one or more sureties satisfactory to the Board of Directors of at least double the value, as determined by the Board of Directors, of the stock represented by such certificate in order to indemnify the Company against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

ARTICLE 7

GENERAL PROVISIONS

7.1 Record Dates. In order to determine the shareholders entitled to notice of and to vote at a meeting, or entitled to receive payment of a dividend or other distribution, the Board of Directors may fix a record date that will not be more than 60 days preceding the date of such meeting or distribution. In the absence of action by the Board of Directors, the record date for determining shareholders entitled to notice of and to vote at a meeting will be at the close of business on the day preceding the day on which notice is given, and the record date for determining shareholders entitled to receive a distribution will be at the close of business on the day on which the Board of Directors authorizes such distribution.

7.2 Distributions; Acquisitions of Shares. The Board of Directors may authorize, and the Company may make, a distribution in respect of its shares only if the Board of Directors determines, in accordance with Minnesota law, that the Company will be able to pay its debts in the ordinary course of business after making the distribution and the Board does not know before the distribution is made that the determination was or has become erroneous. For purposes of this section, “distribution” means a direct or indirect transfer of money or other property, other than shares of the Company, with or without consideration, or an incurrence of indebtedness by the Company to or for the benefit of its shareholders in respect of its shares. A distribution may be in the form of a dividend or a distribution in liquidation or as consideration for the purchase, redemption or other acquisition of the Company’s shares, or otherwise. Subject to the foregoing, the Board of Directors may authorize the acquisition of the Company’s shares and may authorize distributions whenever and in such amounts as, in its opinion, the condition of the affairs of the Company renders it advisable.

7.3 Fiscal Year. The fiscal year of the Company will be established by the Board of Directors.

7.4 Seal. The Company will have such corporate seal or no corporate seal as the Board of Directors from time to time determines.

7.5 Securities of Other Companies.

(a) Voting Securities Held by the Company. Unless otherwise ordered by the Board of Directors, the President will have full power and authority on behalf of the Company (i) to attend and to vote at any meeting of security holders of other companies in which the Company may hold securities; (ii) to execute any proxy for such meeting on behalf of the Company; and (iii) to execute a written action in lieu of a meeting of such other company on behalf of this Company. At such meeting, by such proxy or by such writing in lieu of meeting, the President will possess and may exercise any and all rights and powers incident to the ownership of such securities that the Company might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

(b) Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the President will have full power and authority on behalf of the Company to purchase, sell, transfer or encumber securities of any other company owned by the Company that represent not more than 10% of the outstanding securities of such issue, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may from time to time confer like powers upon any other person or persons.

7.6 Shareholder Agreements. In the event of any conflict or inconsistency between these Bylaws, or any amendment thereto, and any shareholder control agreement (as defined in Minnesota Statutes, Section 302A.457), whenever adopted, such shareholder control agreement will govern.

7.7 Conflict With Applicable Law or Articles of Incorporation. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws conflict with any applicable law or the Articles of Incorporation, such conflict will be resolved in favor of such law or the Articles of Incorporation.

ARTICLE 8

AMENDMENTS OF BYLAWS

Unless the Articles of Incorporation or these Bylaws provide otherwise, these Bylaws may be altered, amended, added to or repealed by the affirmative vote of a majority of the members of the Board of Directors. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws, and the Board of Directors will not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies on the Board of Directors, or fixing the number of directors or their classifications, qualifications or terms of office, but the Board of Directors may adopt or amend a Bylaw to increase the number of directors.

CERTIFICATION OF BYLAWS

The undersigned hereby certifies that the foregoing Bylaws of BCE Merger Sub, Inc. were adopted pursuant to a Written Action of the Board of Directors effective as of the 23 day of May, 2024.

/s/ Sean Cunningham
Sean Cunningham, President

[Signature page to Bylaws]